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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders
  Level 8 Systems, Inc.:
Cary, North Carolina

     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement No. 333-61494 of Level 8 Systems, Inc. on Form S-3 of our report dated February 12, 2001 (March 27, 2001, as to
Note 23) appearing in the Annual Report on Form 10-K of Level 8 Systems, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Raleigh, North Carolina
October 17, 2001